Exhibit 23.2

CONSENT OF CROWE HORWATH LLP,

AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Kite Pharma, Inc. of our report dated April 4, 2014, relating to the 2013 and 2012 financial statements appearing in the Annual Report on Form 10-K of Kite Pharma, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York

December 8, 2015